UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934




Date of Report (Date of earliest event reported):  September 8, 2003

                         CLEAN DIESEL TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)


          DELAWARE                   000-27432                   06-1393453
(State or other jurisdiction        (Commission                (IRS Employer
      of incorporation)             File Number)             Identification No.)


                         SUITE 702, 300 ATLANTIC STREET
                                STAMFORD CT 06901
                                 (203) 423-7050
          (Address and Telephone Number of principal executive offices)



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ITEM  5.  OTHER  EVENTS.

     On  September  8, 2003, the Registrant issued the press release attached as
Exhibit 99.1 to this Current Report on Form 8-K describing the receipt by the Registrant of commitments from investors to purchase in a Regulation S off-shore private placement $3.8 million of the Registrant's common stock at $1.63 per share with a planned closing date of September 26, 2003. This placement will result in the issuance of approximately 2,370,500 shares, which when issued will constitute 16.5% of the Registrant's total outstanding common stock.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      Clean  Diesel  Technologies,  Inc.

Date:  09/10/2003                     By:  /s/  C.W.  Grinnell
       ----------                          -------------------
                                           Charles  W.  Grinnell
                                           Vice  President  &  Secretary


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